Exhibit 99.1

FOR IMMEDIATE RELEASE                         Media Contact:
Damien Kane
732-499-7200 x2503
SVP, Director of Marketing
dkane@eNorthfield.com

NORTHFIELD BANK ANNOUNCES
THREE BRANCH COMBINATIONS

WOODBRIDGE, NEW JERSEY, SEPTEMBER 16, 2019. Northfield Bank, wholly-owned subsidiary of Northfield Bancorp, Inc. (NASDAQ: NFBK) announced today that it plans to combine two branch locations in New York and one in New Jersey, into other existing branches.

518 Brighton Beach Avenue, Brooklyn, NY will be combined into 1123 Kings Highway, Brooklyn, NY, 283 Kings Highway, Brooklyn, NY will be combined into 247 Avenue U, Brooklyn, NY, and 336 Ryders Lane, Milltown, NJ will be combined into 725 State Highway 18, East Brunswick, NJ.

“Northfield regularly reviews its distribution channels and these combinations are part of our ongoing efforts to improve the efficiency of our branch network,” stated Robin Lefkowitz, Executive Vice President and Director of Branch Administration. “Each location will be combined into a nearby Northfield branch, minimizing customer disruption and allowing us to continue to serve the needs of these communities.”

The closures are expected to take place on Tuesday, December 31, 2019.

About Northfield Bank
Northfield Bank, founded in 1887, is a $4.8 billion financial institution which operates full-service banking offices in Staten Island and Brooklyn, New York, and Hunterdon, Middlesex, Mercer, and Union Counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com.

###

1